FIRST AMENDMENT TO THE
ETF CUSTODY AGREEMENT

THIS FIRST AMENDMENT effective as of the last date on the signature block, to the ETF Custody Agreement, dated as of December 20, 2021, (the "Agreement"), is entered into by and between STRATEGIC TRUST, a Delaware statutory trust (the "Trust"), formerly known as Kelly Strategic ETF Trust, and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the "Custodian").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, since entering into the Agreement, the Trust has amended its name from Kelly Strategic ETF Trust to Strategic Trust; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A, to add the following ETF:

    Hashdex Ethereum Strategy ETF

WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

1.Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.
Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

STRATEGIC TRUST	U.S. BANK NATIONAL ASSOCIATION

By: __________________________________	By: __________________________________

Name: ________________________________	Name: ________________________________

Title: _________________________________	Title: _________________________________

Date: _________________________________	Date: _________________________________

Exhibit A to the ETF Custody Agreement

Separate Series of Strategic Trust

Name of Series

Kelly Internet of Things Technology ETF
Kelly CRISPR & Gene Editing Technology ETF
Kelly Hotel & Lodging Sector ETF
Kelly Residential & Apartment Real Estate ETF
Hashdex Ethereum Strategy ETF

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